Exhibit (i) Legal Opinion

                               SEWARD & KISSEL LLP
                               1200 G STREET, N.W.
                             WASHINGTON, D.C. 20005

                            TELEPHONE: (202) 737-8833
                            FACSIMILE: (202) 737-5184
                                 WWW.SEWKIS.COM

                                                               December 27, 2007

Aegis Value Fund, Inc.
1100 North Glebe Road
Suite 1040
Arlington, Virginia 22201

Ladies and Gentlemen:

      We have acted as counsel to the Aegis Value Fund, Inc. (the "Company"), a Maryland corporation, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an indefinite number of shares of the Company, par value $.001 per share. The Company is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

      As counsel to the Company, we have participated in the preparation of the Post-Effective Amendment to the Company's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the "Commission") on December 28, 2007 (as so amended, the "Registration Statement") in which this letter will be included as an exhibit. We have examined the Charter and By-laws of the Company and have relied upon such corporate records of the Company and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

            Based on such examination, we are of the opinion that the shares to be offered for sale pursuant to the Registration Statement are, to the extent of the number of shares authorized to be issued by the Company in its Charter, duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and nonassessable under the laws of the State of Maryland.

            We do not express an opinion with respect to any laws other than laws of Maryland applicable to the due authorization, valid issuance and nonassessability of shares of common stock of corporations formed pursuant to the provisions of the Maryland General Corporation Law. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Maryland or any other jurisdiction. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

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Aegis Value Fund, Inc.
December 27, 2007
Page 2

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                            Very truly yours,

                                            /s/ Seward & Kissel LLP